[DESCRIPTION] Consent of Accountant and Attorney


James E. Raftery, CPA, PC
12946 S. Stapley Drive, Suite 103                                (480)835-1040
Mesa, Arizona 85204                                         FAX: (480)835-8832


                                  CONSENT OF AUDITOR


I hereby consent to the use of my name in the 2nd Amendment of the Form SB-2 Registration Statement of Uptown Restaurant Group, Inc.


                                  James E. Raftery CPA


July 27, 2000


Member, American Institute of Certified Public Accountants and Arizona Society of Certified Public Accountants.
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                           R. MICHAEL JACKSON
                            Attorney at Law
                   705 Union Tower, 165 S Union Boulevard
                          Lakewood, Colorado 80228
Office:(303)969-0808   Email:rmichaeljackson@msn.com    Fax:(303)986-5191



                                   CONSENT OF ATTORNEY



I hereby consent to the use of my name in the 2nd Amendment of the Form SB-2 Registration Statement of Uptown Restaurant Group, Inc.



                                  R. Michael Jackson

July 27, 2000
Lakewood, Colorado
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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated August 31, 1999, accompanying the consolidated financial statements of Uptown Restaurant Group, Inc. contained in the Second Amendment to the Registration Statement and Prospectus on Form SB-2. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

                                       /s/ PORTER KEADLE MOORE, LLP

Atlanta, Georgia
July 27, 2000